UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2015 (August 10, 2015)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2015, the Leadership Development and Compensation Committee of the Company (the “Committee”) approved certain changes to the 2015 compensation of :  (i) Gregory C. Thompson, the Company’s Executive Vice President and Chief Financial Officer; and (ii) William Doherty, the Company’s Senior Vice President, Chemicals.  Specifically, Mr. Thompson will be entitled to receive a special discretionary bonus of up to $200,000 and Mr. Doherty will be entitled to receive a special discretionary bonus of up to $250,000, depending on the Committee’s assessment of Messrs. Thompson’s and Doherty’s performance on strategic objectives related to their respective roles.  The Committee intends to the extent possible to structure such bonus opportunities as qualified performance-based awards as defined and subject to the limitations set forth in the Company’s Annual Incentive Compensation Plan. The Annual Incentive Compensation Plan has been previously filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2011, which Annual Incentive Compensation Plan is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Todd King
	Name:	Todd King
	Title:	Vice President and Corporate Secretary

Date: August 14, 2015